Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ACT Teleconferencing, Inc. for the registration of 712,497 shares of common stock and to the incorporation by reference therein of our report dated April 5, 1996 with respect to the consolidated financial statements of ACT Teleconferencing, Inc. included in its Form 10-KSB for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                 VAN DORN & BOSSI


Boulder, Colorado
July 14, 1997